UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2007
HealthMarkets, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14953 (Commission File Number)	75-2044750 (I.R.S. Employer Identification Number)

9151 Boulevard 26, North Richland Hills, Texas (Address of principal executive offices)	76180 (Zip Code)
Registrant’s telephone number, including area code: (817) 255-5200
NA
(former name and address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Employment Agreement - David W. Fields
Form of Nonqualified Stock Option Agreement
Press Release

Item 1.01	Entry into a Material Definitive Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On November 6, 2007, HealthMarkets, Inc. (the “Company”) announced that David W. Fields has been appointed to the newly-created position of Executive Vice President and Chief Operating Officer of the Company, effective November 1, 2007.
     Mr. Fields, 50, most recently served as President and Chief Executive Officer of UniCare Life and Health Insurance Company, a subsidiary of WellPoint Inc., from 2004 to 2007. From 2001 to 2004, Mr. Fields served as Vice President and General Manager of Blue Cross Blue Shield of Georgia, where he was responsible for the company’s individual, small group and senior insurance products. From 1997 to 2001, Mr. Fields served as Regional Vice President of the Savannah Market for Blue Cross Blue Shield of Georgia. Earlier in his career, Mr. Fields worked for more than a decade with a regional insurance company in a senior leadership position, and for four years as a certified public accountant with Coopers & Lybrand.
     The Company entered into an employment agreement with Mr. Fields, effective October 29, 2007. The terms of the employment agreement include the following:
• an initial employment term of three years that automatically renews annually upon the expiration of the initial employment term, unless either party gives notice of its intent not to renew the agreement;
• an annual base salary in an amount not less than $495,000;
• for the Company’s 2007 fiscal year, eligibility for an annual bonus in an amount representing a pro-rata portion of annual base salary;
• commencing with the Company’s 2008 fiscal year, eligibility for an annual target bonus ranging from a minimum of 100% of annual base salary to a maximum of 200% of annual base salary;
• a right to purchase 25,000 shares of the Company’s Class A-1 Common Stock at the fair market value (currently $42.03 per share), exercisable within 30 days of the effective date of the employment agreement (the “Investment”);
• an initial grant of options for 165,000 shares of the Company’s Class A-1 Common Stock, effective as of the date of the Investment, pursuant to the Company’s 2006 Management Stock Option Plan and a separate Nonqualified Stock Option Agreement, in the form filed herewith as Exhibit 10.2 to this Form 8-K; and
• participation in certain equity compensation plans and other employee benefit plans provided from time to time to similarly situated employees.
     Upon termination of his employment without cause or upon his resignation for good reason, the employment agreement provides that Mr. Fields would receive:
• two times his then-effective base salary and target bonus, payable in 24 equal monthly installments;

• continuation of welfare benefits for two years, as well as a pro-rata bonus, based on his target bonus, if such termination occurs after the last day of the first quarter of any fiscal year; and
• full change of control parachute excise tax gross-up protection on all payments and benefits due to him, provided, however that following a change of control of the Company, the Company will be entitled to reduce the payments (but not by more than 10%) if the reduction would allow the avoidance of any excise tax associated with the change of control.
     In addition, Mr. Fields is subject to two-year post-termination non-competition and non-solicitation restrictions.
     The description of the employment agreement is qualified in its entirety by reference to the text of the agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
See the Exhibit Index attached to this Form 8-K, which is incorporated herein by reference.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HealthMarkets, Inc.
	By:	/s/ William J. Gedwed
	Name:	William J. Gedwed
Date: November 7, 2007	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of October 29, 2007, by and between HealthMarkets, Inc. and David W. Fields.

10.2	Form of Nonqualified Stock Option Agreement between HealthMarkets, Inc. and David W. Fields.

99.01	Press Release announcing the appointment of David W. Fields as Executive Vice President and Chief Operating Officer